EXHIBIT 10.1

                          INTRATEL GROUP, LTD.



21st May 1997

Mr. Michael T. Landers, PRESIDENT
Athena International, L.L.C.
675 One Shell Square
701 Poydras Street
New Orleans, LA 70139

RE:  PROPOSED BUSINESS COMBINATION

Dear Mr. Landers:

This letter sets forth the intent of IntraTel Group, Ltd. ("IntraTel"), directly or through an affiliate, to negotiate, execute, and consummate an acquisition agreement (the "Acquisition Agreement") pursuant to which (i) IntraTel shall purchase the interests in Athena International, L.L.C., a Louisiana limited liability company ("Athena") owned by Advantage Capital Limited Partnership, Advantage Capital Partners II Limited Partnership, Advantage Capital Partners III Limited Partnership, Advantage Capital Partners IV Limited Partnership (the foregoing are collectively referred to as "Advantage"), MINA Multimedia Telecommunications International, Inc. ("MINA"), Capital Asset Management Co., L.L.C. ("CAM"), P. Scott Muller ("Muller") and Zecv Remez ("Remez") for cash and (ii) Athena shall merge with IntraTel in a transaction pursuant to which William F. Cooper, III ("Cooper"), Michael T. Landers ("Landers"), Thomas W. Wilson ("Wilson") and Garth W. Cook ("Cook") (Cooper, Landers, Wilson and Cook are referred to collectively as the "Key Employees") shall receive shares of common stock of IntraTel ("IntraTel Stock").

Except as provided in paragraph K below, this letter constitutes a statement of intent of the undersigned and is given for the purpose of initiating contract negotiations among the parties. This letter is not meant to set forth, nor shall it be construed as an attempt to define, all of the terms and conditions of the transactions involved.

A. ACQUISITION CONSIDERATION. The Acquisition Agreement contemplated herein shall provide for total consideration for the acquisition, subject to due diligence and to adjustments and prorations (as provided in the Acquisition Agreement) as follows:

     1. CASH. In consideration of the transfer to IntraTel of all of their interests in Athena, IntraTel shall pay to certain members of Athena at Closing (hereinafter defined) in immediately available funds the following approximate amounts, subject to due diligence satisfactory to IntraTel and to adjustments and prorations provided for in the Acquisition Agreement.

          a.   To Advantage, $9,000,000;
          b.   To MINA, $6,000,000;
          c.   To CAM, $450,000;
          d.   To Muller, $655,000; and
          e.   To Remez, $140,000.

                         100 North Tampa Street
(813) 797-9000                 42nd Floor                  (813) 799-1114
(TELEPHONE)             Tampa, Florida 33401-1137             (FACSIMILE)

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                          INTRATEL GROUP, LTD.

21st May 1997
Mr. Michael T. Landers, PRESIDENT
Page Two
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     1.   INTRATEL STOCK.  In consideration of the merger of Athena into
          IntraTel or an affiliate of IntraTel, IntraTel shall issue IntraTel Stock to certain members of Athena at closing, as follows, subject to due diligence satisfactory to IntraTel and to adjustments and prorations provided for in the Acquisition
          Agreement:

          a. To each of Cooper, Landers and Wilson, a number of shares of IntraTel Stock equal to approximately 10% of the issued and outstanding shares of IntraTel as of the Closing Date (hereinafter defined); and

          b. To Cook, a number of shares of IntraTel Stock equal to approximately 1.25% of the issued and outstanding shares of IntraTel as of the Closing Date (hereinafter defined).

A. SCHEDULE FOR TRANSACTION. The Acquisition Agreement shall be executed not later than 25th June 1997. The closing date (the "Closing Date") shall be subsequent to the execution of the Acquisition Agreement, and shall be the consummation of the transactions contemplated in the Acquisition Agreement. The Closing Date shall be five days after all conditions to closing have been satisfied, but not more than fifteen days after execution by all parties of the Acquisition Agreement. Counsel to IntraTel shall begin immediately after receipt of a counterpart of this letter, signed by Athena, to draft the Acquisition Agreement.

B. CONTINGENCIES. The transactions contemplated herein are contingent upon:

     1. Conclusion, satisfactory to IntraTel, of IntraTel's due diligence prior to and after execution of the Acquisition Agreement. IntraTel shall be furnished, and may examine, properties, permits, licenses, titles, and books and records of Athena. IntraTel shall be entitled to review all of the books and records of Athena, which shall include records of amounts receivable, contracts, operating manuals, policies and procedures, vendor names and addresses, customer names, addresses and telephone numbers, records of customer purchases, equipment and maintenance records, liability and health insurance policies, payroll records, commission records, employment records, records of any employee benefit plans maintained by Athena, licenses, and communications between Athena and any insurer or regulatory agency having jurisdiction over activities conducted by Athena. Further, IntraTel may conduct interviews of Athena's counsel, auditors, employees and other persons whom IntraTel shall specifically identify to Athena with respect to matters relating to Athena and its assets and liabilities. Athena will provide IntraTel with copies of all of the documents pertaining to Athena as IntraTel may reasonably request, and Athena and its representative shall cooperate with and provide access to IntraTel and its representatives in order to facilitate IntraTel's investigations.

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                          INTRATEL GROUP, LTD.

21st May 1997
Mr. Michael T. Landers, PRESIDENT
Page Three
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     2.   IntraTel's compliance with and obtaining of all licenses and permits necessary for operation of the business of Athena from and after the Closing Date.

     3. Entry of IntraTel with the Key Employees into employment agreements and covenants not to compete and other professional or executive employees of Athena designated by IntraTel on terms acceptable to IntraTel.

C. ABSENCE OF LITIGATION. Athena represents that there is not pending any action, suit, proceeding, inquiry, or investigation, at law or in equity before or by any court, public board or regulatory agency against or affecting Athena or the operation of its business as now conducted (nor, to the knowledge and belief of Athena, is there any basis therefor).

D. BUSINESS CONDUCTED IN ORDINARY COURSE. Prior to the Closing, Athena will conduct its business in the ordinary course, pay its obligations as they become due, and will keep and maintain its assets and insurance policies insuring the assets, intact, and at least in the same condition as they are now, normal wear and tear excepted. Athena shall maintain its beneficial relationships with customers, employees and suppliers and shall advise IntraTel of any material changes of which it becomes aware in the prospects for continuing orders by any customer or to any supplier.

E. OTHER MATTERS. The Acquisition Agreement shall contain such other representations, warranties, covenants, agreements, and conditions that are acceptable to the parties and customary in acquisitive transactions of this nature.

F. NO BROKERS. The parties each represent and warrant to the other that no broker's commissions or fees shall be incurred in connection with this transaction.

G. EXPENSES. Each party shall pay its own expenses in connection with the execution and performance of this letter of intent. Each party shall bear the costs of its own professional fees.

H. "NO SHOP" AGREEMENT. Athena, together with its Key Employees, agree that, until 25th June 1997, they shall not, directly or indirectly, solicit, encourage or engage in any discussions or negotiations with third parties (other than IntraTel) concerning the acquisition of any material portion of Athena's assets, the acquisition of any equity interests in Athena (including, without limitation, a public or private offering of securities of Athena or any entity into which Athena is merged), or any other form of business combination with Athena. Athena shall disclose to IntraTel in complete detail immediately upon receipt any offers or inquiries received from third parties concerning an acquisition of the assets of Athena, equity interests, therein, or proposing any form of business combination.

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                          INTRATEL GROUP, LTD.

21st May 1997
Mr. Michael T. Landers, PRESIDENT
Page Four
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I.   CONFIDENTIALITY.  The parties understand that in the course of the due diligence process, they shall exchange confidential information concerning their respective businesses, and that the information of each exchanged in the course of due diligence shall be subject to the terms and provisions of that certain Confidentiality Agreement dated 23rd February 1997, entered into between Athena and IntraTel, the provisions of which are incorporated herein by reference.

J. NON-BINDING EFFECT. This letter is not intended to constitute a binding and enforceable agreement (except for the provisions of Paragraphs H, I and J and the provisions of this paragraph, which are fully binding upon the parties hereto). This letter is not based on any agreement among the parties and, except as expressly provided to the contrary, is not intended to impose any obligations whatsoever upon any party. Except to the extent stated above in this paragraph, the parties do not intend to be bound by any agreement until the execution of the Acquisition Agreement, and no party may reasonably rely upon any promise, oral or otherwise, inconsistent with this paragraph.

By this letter of intent, we have set forth and outlined the terms on which we wish to proceed to acquire Athena. Also set forth are our expectations and your obligations after the signing of the letter of intent. If you are in agreement with these matters, please sign in the space provided and return the original of this letter of intent to us, retaining a copy for yourself.

                              Sincerely yours,

                              INTRATEL GROUP, LTD., A Delaware Corporation



                              /s/ ROBERT E. YAW
                              -----------------------------------
                              Robert E. Yaw II
                              Chairman of the Board


AGREED AND ACCEPTED AS OF THE DATE INDICATED.

                              ATHENA INTERNATIONAL, L.L.C., A Louisiana
                              Limited Liability Company ("Athena")



                              /s/ MICHAEL T. LANDERS
                              -----------------------------------
                              Michael T. Landers
                              President

                              Date: May 21, 1997
                              -----------------------

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                          INTRATEL GROUP, LTD.

21st May 1997
Mr. Michael T. Landers, PRESIDENT
Page Five
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                              /s/ WILLIAM F. COOPER III
                              -----------------------------------
                              William F. Cooper III
                              Executive Vice President

                              Date: May 21, 1997
                              -----------------------



                              /s/ THOMAS W. WILSON
                              -----------------------------------
                              Thomas W. Wilson
                              Executive Vice President
                                by: Michael T. Landers through Limited
                                    Power of Attorney

                              Date: May 21, 1997
                              -----------------------